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                                 EXHIBIT 5.1


                                 LAW OFFICES OF

                           PILLSBURY MADISON & SUTRO

Los Angeles                POST OFFICE BOX 7880                Orange County
San Jose                SAN FRANCISCO, CALIFORNIA 94120           Sacramento
Washington, D.C.            TELEPHONE (415) 983-1000              Menlo Park
San Diego                   TELEPHONE (415) 398-2096              Tokyo

Writer's Office and
Direct Dial Number


                                                    October 25, 1994



American President Companies, Ltd.
1111 Broadway
Oakland, CA 94607


      Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

      With reference to the Registration Statement on Form S-8 to be filed by American President Companies, Ltd., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 2,000,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issuable pursuant to the American President Companies, Ltd. 1989 Stock Incentive Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                     Very truly yours,

                                     /s/ Pillsbury Madison & Sutro
                                     Pillsbury Madison & Sutro